Exhibit 99.1

iAnthus Reports Third Quarter 2022 Financial Results

NEW YORK, NY and TORONTO, ON – November 8, 2022 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the three and nine months ended September 30, 2022. The Company’s Quarterly Report on Form 10-Q, which includes its unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2022 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com.

Third Quarter 2022 Financial Highlights

•	Revenue of $39.4 million, a sequential decrease of 10% from Q2 2022 and a decrease of 20% from the same period in the prior year.

•	Gross profit of $16.2 million, a sequential decrease of 18% when compared to Q2 2022 and a decrease of 38% from the same period in the prior year.

•	Gross margin of 41.1%, reflecting a sequential decrease of 4.1% from Q2 2022 and a decrease of 11.8% from the same period in the prior year.

•

Net loss of $22.0 million, or a loss of $0.00 per share, compared to a loss of $373.6 million or a loss of $0.65 per share in Q2 2022, and a loss of $15.8 million, or a loss of $0.09 per share, in the same period in the prior year.

•

Adjusted EBITDA(6) loss of $0.3 million, a sequential decrease from $2.3 million in Q2 2022 and a decrease from $8.1 million from the same period in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this news release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except share and per share amounts (unaudited)	Q3 2022	Q2 2022	Q3 2021
Revenue	$39,371	$43,481	$49,263
Gross profit	16,181	19,668	26,057
Gross margin	41.1%	45.2%	52.9%
Net loss	(21,995)	(373,562)	(15,835)
Net loss per share	0.00	(0.65)	(0.09)

Table 2: Reconciliation of Net Income to Adjusted EBITDA
in thousands of US$	Q3 2022	Q2 2022	Q3 2021
Net loss	(21,995)	(373,562)	(15,835)
Depreciation and amortization	8,365	7,394	8,132
Interest expense, net	3,448	5,777	5,822
Income tax expense	4,325	5,391	4,090

EBITDA (Non-GAAP) (6)	$(5,857)	$(355,000)	$2,209
Adjustments
Impairment loss	—	—	127
Write-downs and other charges	(1,139)	154	—
Inventory reserve	(19)	177	—
Accretion expense	1,020	775	767
Share-based compensation (1)	4,657	21,372	1,613
Non-monetary gain from MPX NJ acquisition	—	—	—
Loss/(Gain) from change in fair value of financial instruments	134	138	300
Debt obligation fees (2)	—	390	423
Non-recurring charges (3)	1,087	18,218	2,376
Loss on debt extinguishment (4)	—	316,577	—
Other income (5)	(190)	(527)	—

Total Adjustments	$5,550	$357,274	$5,606

Adjusted EBITDA (Non-GAAP) (6)	$(307)	$2,274	$7,815

Margin	(1)%	5%	16%

(1)

Q2 2022 reflects $21.0 million of share-based compensation expense related to the graded vesting from the restricted stock units (“RSUs”) granted as a result of the consummation of the Company’s previously announced recapitalization transaction (the “Recapitalization Transaction”). Q3 2022 is ordinary course quarterly share-based compensation expense from the ongoing vesting of RSUs.

(2)

Reflects accrued interest on the exit fee associated with the holders of the Company’s 13.0% senior secured convertible debentures. As the Recapitalization Transaction closed on June 24, 2022, the Company will no longer incur debt obligation fees.

(3)

Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, strategic review process, ongoing legal disputes, severance, and other non-recurring costs associated with having become a U.S. reporting company.

(4)	One-time loss of $316.6 million on debt extinguishment related to closing of the Recapitalization Transaction.
(5)	Q3 2022 reflects $0.2 million Employee Retention Tax Credits (“ERTC”). Q2 2022 includes accounts payable write-offs of $0.3 million and ERTC Tax Credits of $0.2 million.
(6)	See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

Non-GAAP Financial Information

This release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, and litigation costs related to ongoing legal proceedings.

The terms EBITDA and Adjusted EBITDA are not defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as amended by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022. When used in this news release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:

Julius Kalcevich, CFO

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com